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                                                                      EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES


                                              Three months ended   Nine months ended
                                                   February             February
                                                1996      1995      1996      1995
                                               -------   -------   -------   -------
                                                  (In thousands except per share)

AVERAGE SHARES OUTSTANDING
     Primary:
       Average shares outstanding               29,083    29,680    29,450    29,680
       Stock options - treasury stock method
         using average market prices               340        36       208        33
                                               -------   -------   -------   -------
                TOTALS                          29,423    29,716    29,658    29,713
                                               =======   =======   =======   =======

     Fully diluted:
       Average shares outstanding               29,083    29,680    29,450    29,680
       Stock options - treasury stock method
         using end of quarter market
         price if higher than average              340        36       229        34
                                               -------   -------   -------   -------
                TOTALS                          29,423    29,716    29,679    29,714
                                               =======   =======   =======   =======


INCOME APPLICABLE
 TO COMMON STOCK
     Primary and fully diluted:
     Net income                                $11,895   $ 5,070   $28,808   $11,792
     Add:
       Pre-September 1990 contingent
       price amortization                           58        58       174       174
                                               -------   -------   -------   -------
                                               $11,953   $ 5,128   $28,982   $11,966
                                               =======   =======   =======   =======

PER SHARE
     Net income per common share:

       Primary                                 $   .41   $   .17   $   .98   $   .40
                                               =======   =======   =======   =======

       Fully diluted                           $   .41   $   .17   $   .98   $   .40
                                               =======   =======   =======   =======





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